                                  EXHIBIT 3.2

                                    BYLAWS

                                   BYLAWS OF
                              TIB FINANCIAL CORP.


                               TABLE OF CONTENTS
                               -----------------

                                                                        PAGE
                                                                        ----
ARTICLE ONE - OFFICES

     Section 1.1    Registered Office and Agent......................     1
     Section 1.2    Other Offices....................................     1

ARTICLE TWO - SHAREHOLDERS' MEETINGS

     Section 2.1    Date, Time and Place of Meetings.................     1
     Section 2.2    Annual Meetings..................................     1
     Section 2.3    Special Meetings.................................     1
     Section 2.4    Notice of Meetings...............................     1
     Section 2.5    Quorum...........................................     2
     Section 2.6    Adjournment......................................     2
     Section 2.7    Vote Required....................................     2
     Section 2.8    Voting of Shares.................................     2
     Section 2.9    No Action by Written Consent.....................     3
     Section 2.10   Shareholders' List...............................     3
     Section 2.11   Inspections of Election..........................     3
     Section 2.12   Conduct of Meetings..............................     3
     Section 2.13   Voting of Shares by Certain Holders..............     4

ARTICLE THREE - THE BOARD OF DIRECTORS

     Section 3.1    General Powers...................................     5
     Section 3.2    Number and Tenure................................     6
     Section 3.3    Qualification of Directors.......................     6
     Section 3.4    Vacancy..........................................     6
     Section 3.5    Removal..........................................     6
     Section 3.6    Compensation.....................................     6
     Section 3.7    Nominations of Directors.........................     6
     Section 3.8    Directors Emeritus...............................     7

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1    Annual and Other Regular Meetings................     8
     Section 4.2    Special Meetings.................................     8
     Section 4.3    Notice...........................................     8
     Section 4.4    Quorum and Adjournment...........................     9
     Section 4.5    Voting...........................................     9
     Section 4.6    Presumption of Assent............................     9
     Section 4.7    Meeting by Means of Conference Telephone
                    Similar Telecommunications Equipment.............     9

     Section 4.8    Action by Directors Without a Meeting............     9
     Section 4.9    Conduct of Meetings..............................     9
     Section 4.10   Resignation......................................    10

ARTICLE FIVE - BOARD COMMITTEES

     Section 5.1    Committees.......................................    10

ARTICLE SIX - OFFICERS

     Section 6.1    Officers.........................................    11
     Section 6.2    Compensation.....................................    11
     Section 6.3    Election and Term of Office......................    11
     Section 6.4    Removal..........................................    11
     Section 6.5    Vacancy..........................................    11
     Section 6.6    Chairman of the Board............................    11
     Section 6.7    President........................................    12
     Section 6.8    Vice President...................................    12
     Section 6.9    Secretary........................................    12
     Section 6.10   Treasurer.......................................     12
     Section 6.11   Assistant Vice President, Assistant
                    Secretary and Assistant Treasurer................    13
     Section 6.12   Delegation of Authority.........................     13

ARTICLE SEVEN - CAPITAL STOCK

     Section 7.1    Stock Certificates...............................    13
     Section 7.2    Stock Records....................................    13
     Section 7.3    Stock Transfers..................................    13
     Section 7.4    Record Dates.....................................    14
     Section 7.5    Transfer Agents and Registrars...................    14
     Section 7.6    Lost Certificates................................    14

ARTICLE EIGHT - GENERAL PROVISIONS

     Section 8.1    References.......................................    15
     Section 8.2    Reference to Gender..............................    15
     Section 8.3    Legal Restrictions...............................    15
     Section 8.4    Seal.............................................    15
     Section 8.5    Fiscal Year......................................    15
     Section 8.6    Voting Shares in Subsidiaries....................    15
     Section 8.7    Inspection of Books..............................    15
     Section 8.8    Contracts........................................    16
     Section 8.9    Amendment of Bylaws..............................    16

ARTICLE NINE - INDEMNIFICATION

     Section 9.1    Indemnification..................................    16

                                   BYLAWS OF
                              TIB FINANCIAL CORP.
                            (a Florida corporation)


                                  ARTICLE ONE

                                    OFFICES

          SECTION 1.1  REGISTERED OFFICE AND AGENT.  The Corporation will
          -----------  ---------------------------
maintain a registered office and will have a registered agent whose business office is identical with such registered office. The registered office need not be identical with the principal business office of the Corporation.

          SECTION 1.2  OTHER OFFICES.  The Corporation may have offices at such
          -----------  -------------
other place(s), within or without the State of Florida, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE TWO

                            SHAREHOLDERS' MEETINGS

          SECTION 2.1  DATE, TIME AND PLACE OF MEETINGS.  All meetings of the
          -----------  --------------------------------
share-holders shall be held on such date, time and place, within or without the State of Florida, as the Board of Directors may set forth from time to time, or if no place is so specified, at the principal executive office of the Corporation.

          SECTION 2.2  ANNUAL MEETINGS.  The annual meeting of shareholders
          -----------  ---------------
shall be held on a date and at a time following the end of the Corporation's fiscal year as may be determined by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

          SECTION 2.3  SPECIAL MEETINGS.  Special meetings of the shareholders
          -----------  ----------------
for any purpose(s) may be called at any time by the Chairman of the Board or the President or by a majority of the directors then in office or by written request of the holders of at least 51% of the then outstanding shares of capital stock of the Corporation entitled to be cast, voting together as a single class. Business transacted at any special meeting of shareholders shall be limited to the purpose(s) stated in the notice thereof.

          SECTION 2.4  NOTICE OF MEETINGS.  Written notice of each shareholders'
          -----------  ------------------
meeting stating the date, time and place of the meeting will be delivered either personally or by mail to each shareholder of record entitled to vote at such meeting, not less than 10 days nor more than 60 days before the date of the meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose(s) for which the meeting is called. In the case of a special meeting, the notice of meeting shall state the purpose(s) for which the meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage affixed thereon, prepaid, addressed to each shareholder at his address as it appears on the Corporation's record of shareholders. Attendance of a shareholder at a meeting of the shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of such meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. If the language of a proposed resolution or plan requiring the approval of the shareholders is included in a written notice of a meeting of the shareholders, the shareholders' meeting considering the resolution or plan may adopt it with such clarifying or other amendments as do not enlarge its original purpose without further notice to shareholders not present in person or by proxy.

          SECTION 2.5  QUORUM.  The presence, in person or by proxy, of the
          -----------  ------
holders of a majority of shares then issued and outstanding and entitled to vote, shall constitute a quorum for the transaction of business at any meeting of shareholders, except as otherwise required by statute or the Articles of Incorporation. Where a quorum is once present at a meeting, it shall not be broken by the subsequent withdrawal of any of those present.

          SECTION 2.6  ADJOURNMENT.  In the absence of a quorum or for any other
          -----------  -----------
reason, the holders of the majority of the shares then issued and outstanding and entitled to vote at any meeting of the shareholders, present in person or represented by proxy, or the Chairman of the Board, or the President, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the date, time and place of the adjourned meeting. At such adjourned meeting in which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is picked for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

          SECTION 2.7  VOTE REQUIRED.  When a quorum is present at any meeting,
          -----------  -------------
the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote and present in person or represented by proxy, voting together as a single class, shall decide any questions brought before such meeting, except as otherwise required by statute or the Articles of Incorporation.

          SECTION 2.8  VOTING OF SHARES.  Except as otherwise required by statue
          -----------  ----------------
or the Articles of Incorporation, each shareholder shall be entitled to one vote, in person or represented by proxy, for each share of stock having voting power held by such shareholder at every meeting of the shareholders. Shareholders may vote in person or by written proxy; provided, however, no proxy shall be voted or acted on after 11 months from its date, unless the proxy provides for a longer period. Any proxy to be voted at a meeting of shareholders shall be filed with the Secretary of the Corporation before or at the time of the meeting. Voting on matters brought before a shareholders' meeting may, at the discretion of the person presiding at the meeting, be by voice vote or show of hands, unless any qualified voter, prior to the voting on such matter, demands vote by ballot, in which event the voting shall be by ballot.

          SECTION 2.9  NO ACTION BY WRITTEN CONSENT.  Shareholders shall not be
          -----------  ----------------------------
entitled to take any action by written consent in lieu of taking such action at an annual or special meeting of shareholders.

          SECTION 2.10 SHAREHOLDERS' LIST.  A complete list of shareholders
          ------------ ------------------
entitled to vote at any meeting of shareholders, arranged in alphabetical order showing the address of each such shareholder as it appears in the records of the Corporation and the number of shares registered in the name of such shareholder, shall be prepared by the Secretary of the Corporation at least 10 days prior to every meeting of shareholders. Such list shall be open to the examination of any shareholder, for any purpose relating to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held or, if not so specified, the place where the meeting is to be held, and a duplicate list shall be similarly open to examination at the principal executive office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any shareholder who is present.

          SECTION 2.11 INSPECTORS OF ELECTION.  In advance of any meeting of
          ------------ ----------------------
shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If such persons are not so appointed or fail or refuse to act, the presiding officer of such meeting shall make such appointment(s) at the meeting. The number of inspectors shall be either one or three. If there are three inspectors, the decision, action or certificate of a majority of such inspectors shall be effective and shall represent the decision, action or certificate of all. No such inspector need be a shareholder of the Corporation.

          Unless otherwise required by statute or the Articles of Incorporation, the duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes or ballots; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all ballots or votes and determining the results thereof; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. Upon request, the inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

          SECTION 2.12 CONDUCT OF MEETINGS.
          ------------ -------------------

          (a) All annual and special meetings or shareholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of statute and, as to matters not governed by such rules and procedures, as the presiding officer of such meeting shall determine. The presiding officer of any annual or special meeting of shareholders shall be the President or, in his absence, such person as designated by the Board of Directors. The Secretary, or in his absence, a person designated by the presiding officer, shall act as secretary of the meeting.

          (b) At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the notice of the meeting given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this subparagraph (b).

          For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by a shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (ii) the name and address, as they appear on the books of the Corporation, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder and (iv) any material interest of such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this subparagraph
(b). The presiding officer at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a matter of busi-ness was not properly brought before the meeting in accordance with the provisions of this subparagraph (b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

          (c) At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

          Section 2.13 Voting of Shares by Certain Holders.
          ------------ -----------------------------------

          (a) If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, his act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to such Court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by the majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes hereof shall be a majority or even-split in interests. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

          (b) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


                                 ARTICLE THREE

                            THE BOARD OF DIRECTORS

          SECTION 3.1  GENERAL POWERS.  The business and affairs of the
          -----------  --------------
Corporation will be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall annually elect a Chairman of the Board from among its members and may elect a Vice Chairman of the Board from among its members.

          SECTION 3.2  NUMBER AND TENURE.  The Board of Directors shall consist
          -----------  -----------------
of not less than 5 nor more than 25 directors. The number of directors shall be determined from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three classes subject to the provisions of the Articles of Incorporation. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, attaining the age of 70 years, incapacity to serve or removal. No decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided in the Articles of Incorporation and these Bylaws, directors shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors.

          SECTION 3.3  QUALIFICATION OF DIRECTORS.  Directors shall be natural
          -----------  --------------------------
persons who have attained the age of 21 years but need not be residents of the State of Florida or shareholders of the Corporation. A director shall not be permitted to stand for election after his 75th birthday.

          SECTION 3.4  VACANCY.  Any vacancy occurring in the Board of
          -----------  -------
Directors, including any vacancy occurring by reason of an increase in the number of directors or by the removal of a director, may be filled by the vote of a majority of the directors then in office, though less than a quorum. Any director so chosen shall hold office until such director's successor shall have been elected and qualified. Any director chosen by the Board of Directors to fill a vacancy created, other than by reason of an increase in the number of directorships, shall serve for the unexpired term of the director whose vacancy is being filled. Any director chosen by the Board of Directors to fill a vacancy created by reason of an increase in the number of directorships shall serve for a term to expire at the next election of directors by the shareholders.

          SECTION 3.5  REMOVAL.  At a meeting of shareholders with respect to
          -----------  -------
which notice of such purpose has been given, any or all members of Board of Directors may be removed for cause, and then only by the affirmative vote of the holders of a majority of the then outstanding shares of stock of the Corporation entitled to be cast, voting together as single class. For purposes hereof, "cause" shall mean any act or omission for which a director may be personally liable to the Corporation or its shareholders pursuant to the Articles of Incorporation, as well as any other act or omission which relates to personal dishonesty, incompetence or intentional failure to perform stated duties.

          SECTION 3.6  COMPENSATION.  The Board of Directors shall have the
          -----------  ------------
authority to set the compensation of directors and members of any committees thereof. The directors and members of any committees thereof may also be paid for their expenses, if any, of attendance at each meeting of the Board or any committee thereof. No provision of these Bylaws shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 3.7  NOMINATIONS OF DIRECTORS.
          -----------  ------------------------

          (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of shareholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Each year the

President shall appoint a special committee of three directors to recommend to the Board of Directors persons to be the management nominees for election as directors. Based on such recommendations, the Board of Directors shall act as a nominating committee to select the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver the names of its nominees to the Secretary at least 25 days prior to the date of the annual meeting.

          (b) Nominations, other than those management nominees made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re- election as a director, all information relating to such person as required to be disclosed in solicitation of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (including such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (x) the name and address, as they appear on the books of the Corporation, of such shareholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section. The officer presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be discharged.

          SECTION 3.8  DIRECTORS EMERITUS.  The Board of Directors shall have
          -----------  ------------------
the authority, at its discretion, to choose persons to serve as directors emeritus. Such action, if taken, shall be taken at the regular meeting of the Board of Directors next following the annual meeting of shareholders. No more than three persons may serve as directors emeritus at any one time. Once elected, a director emeritus shall serve a term of one year, but he may be re-elected by the Board to serve additional terms. A director emeritus shall be allowed to attend all regular and special meetings of the Board of Directors, and he may actively participate in such meetings except that he shall not be allowed to vote on any matters voted upon by the directors, nor shall he be counted for purposes of determining if there is a quorum. A director emeritus may also serve in an advisory capacity on committees, but again, he shall not be allowed to vote. A director emeritus may be removed from office at any time, with or without cause, by majority vote of the Board of Directors. A director emeritus shall be entitled to reasonable compensation for his services as a director emeritus and to reasonable expenses incurred in attending meetings, all as determined by the Board of Directors, provided that no such compensation shall be paid unless the direct members of the Board of Directors are likewise being compensated, and provided further that such compensation shall be less than that paid to the members of the Board of Directors. A director emeritus shall not have the responsibility imposed upon a director, nor shall he be subject to any liability imposed upon a director, or otherwise be deemed a director.


                                 ARTICLE FOUR

                      MEETINGS OF THE BOARD OF DIRECTORS

          SECTION 4.1  ANNUAL AND OTHER REGULAR MEETINGS.  The annual regular
          -----------  ---------------------------------
meeting of the Board of Directors shall be held at the time and place of the regularly scheduled meeting of the Board of Directors next following the annual meeting of the shareholders. Regular meetings of the Board of Directors or any committee thereof may be held between annual meetings without notice at such time and at such place, within or without the State of Florida, as from time to time shall be determined by the Board or any committee thereof, as the case may be.

          SECTION 4.2  SPECIAL MEETINGS.  Special meetings of Board of Directors
          -----------  ----------------
may be called for any purpose(s) by the Chairman of the Board or the President or by written request of any two or more directors then in office. Special meetings of any committee of the Board of Directors may be held on the date set at the previous meeting of the committee or when called by its chairman or by a majority of its members. Any such special meetings shall be held at such date, time and place, within or without the State of Florida, as shall be communicated in the notice of the meeting.

          SECTION 4.3  NOTICE.  Notice of any special meeting of the Board of
          -----------  ------
Directors or any committee thereof, setting forth the date, time and place of the meeting, shall be delivered to each director or committee member, addressed to him at his residence or usual place of business, or by telephone, telegram, cable, telecommunication, teletype, facsimile transmission or personal delivery not later than the second business day immediately preceding the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver of notice.

          Notice of any meeting need not be given to any director or committee member who shall attend such meeting in person (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened) or who shall waive notice thereof, before or after such meeting, in a signed writing.

          SECTION 4.4  QUORUM AND ADJOURNMENT.  At all meetings of the Board of
          -----------  ----------------------
Directors or any committee thereof, the presence of a majority of the directors or committee members then in office shall constitute a quorum for the transaction of business. In the absence of a quorum or for any other reason, a majority of the directors or committee members present thereat may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given to each director or committee member who was not present at the time of adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors or committee members. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have transacted at the meeting as originally notified.

          SECTION 4.5  VOTING.  At all meetings of the Board of Directors or any
          -----------  ------
committee thereof, each director or committee member present shall have one vote. The act of a majority of the directors or committee members present at any meeting, in which there is a quorum, shall be the act of the Board of Directors or any committee thereof, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. On any question on which the Board of Directors or any committee thereof shall vote, the names of those voting and their votes shall be entered into the minutes of the meeting when any member of the Board of Directors or any committee member present at the meeting so requests.

          SECTION 4.6  PRESUMPTION OF ASSENT.  Any director or committee member
          -----------  ---------------------
present at a meeting of the Board of Directors or any committee thereof shall be presumed to have assented to any action taken at the meeting unless his dissent or abstention is entered in the minutes of the meeting or unless he files, at the meeting or immediately after its adjournment, his written dissent to the action with the person acting as secretary of the meeting. This right to dissent shall not be available to a director or committee member who voted in favor of the action.

          SECTION 4.7  MEETING BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR TELE-
          -----------  ---------------------------------------------------------
COMMUNICATIONS EQUIPMENT.  Members of the Board of Directors or any committee
- ------------------------
thereof may participate in a meeting of the Board or any committee by means of conference telephone or similar telecommunications equipment, by means of which all persons participating in the meeting can hear each other. Participation in the meeting in this matter shall constitute presence in person at such meeting.

          SECTION 4.8  ACTION BY DIRECTORS WITHOUT A MEETING.  Any action
          -----------  -------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the directors or all the committee members, as the case may be, and filed with the minutes of the proceedings of the Board or the committee. Such consent will have the same force and effect as a unanimous vote of the Board of Directors or the committee.

          SECTION 4.9  CONDUCT OF MEETINGS.  All meetings of the Board of
          -----------  -------------------
Directors or any committee thereof shall be conducted in accordance with such rules and procedures as the directors may determine subject to the requirements of statute and, as to matters not governed by such rules and procedures, as the presiding officer of such meeting shall determine. The presiding officer of any meeting of the Board of Directors shall be the Chairman of the Board or, in his absence, the President, or, in the absence of both, such person as designated by the Board of Directors. The Secretary, or in his absence, a person designated by the presiding officer, shall act as secretary of the meeting.

          SECTION 4.10 RESIGNATION.  Any director may resign at any time by
          ------------ -----------
giving written notice thereof to the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified, such resignation shall take effect upon delivery of such notice unless some other date is specified in such notice. Acceptance of any resignation shall not be necessary to make it effective unless the resignation is tendered subject to such acceptance. A director's absence from more than three consecutive regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall be deemed to constitute the resignation of such a director, effective once such resignation is accepted by resolution of the Board of Directors.


                                 ARTICLE FIVE

                               BOARD COMMITTEES

          SECTION 5.1  COMMITTEES.
          -----------  ----------

          (a) The Board of Directors may, by the vote of a majority of the directors then in office, establish committees, including standing or special committees, which shall have such duties as are authorized by the Board or by these Bylaws. Committee members, and the chairman of each committee, shall be appointed by the Board of Directors. If an executive committee or similar committee is designated by the Board of Directors, the President shall serve as a member of that committee. The presiding officer of any committee meeting shall be the chairman of the committee and the chairman shall designate a person to act as secretary of the committee meeting.

          (b) Each committee shall keep minutes of its actions and proceedings. Any action taken by the Board of Directors with respect to the actions or proceedings of any committee shall be entered into the minutes of the Board of Directors.

          (c) The Board of Directors may, by the vote of majority of the directors then in office, remove any member of any committee, with or without cause, or fill any vacancies in any committee, and dissolve or discontinue any committee.

          (d) The designation of any committee under this Article and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by statute.

                                  ARTICLE SIX

                                   OFFICERS

          SECTION 6.1  OFFICERS.  The officers of the Corporation shall include
          -----------  --------
a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also designate the Chairman of the Board as an officer of the Corporation. The Board of Directors may also designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers or assistant officers as the business of the Corporation may require. In addition to the duties and powers enumerated in this Article, the officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may authorize or determine from time to time. Any two or more of the above offices may be held by the same persons except as prohibited by statute, but no officers shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by statute or the Articles of Incorporation to be executed, acknowledged or verified by two or more officers. No officer need be a shareholder of the Corporation.

          SECTION 6.2  COMPENSATION.  The salaries of the officers of the
          -----------  ------------
Corporation shall be fixed by the Board of Directors. No officer shall be prevented from receiving compensation by reason of also being a director of the Corporation.

          SECTION 6.3  ELECTION AND TERM OF OFFICE.  The officers of the
          -----------  ---------------------------
Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon as possible thereafter. Each officer of the Corporation shall hold office until his successor is elected or until his earlier resignation, death or removal, or the termination of his office. The election or appointment of an officer, employee or agent shall not itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract or other arrangement with any officer; but no such contract shall impair the rights of the Board of Directors to remove any officer at any time in accordance with this Article.

          SECTION 6.4  REMOVAL.  Any officer may be removed from office at any
          -----------  -------
time, with or without cause, by the vote of a majority of the directors then in office whenever in their judgement, the best interest of the Corporation will be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the officer so removed.

          SECTION 6.5  VACANCY.  Any vacancy in an office resulting from any
          -----------  -------
cause may be filled by the Board of Directors in the manner prescribed by these Bylaws.

          SECTION 6.6  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall
          -----------  ---------------------
be elected annually by the Board of Directors from among its members. The Chairman shall preside at all meetings of the Board and shall perform all of the duties and shall have all the powers commonly incident to his office or delegated to him by the Board of Directors, or which are or may at any time be authorized or required by statute or these Bylaws. Unless a Vice President has been elected and has as one of his duties to act in the President's stead in the event of his absence or inability to serve, then the Chairman of the Board, in the event of the President's absence, inability to serve or refusal to serve, shall act in the President's stead and shall have all the powers of and be subject to all the restrictions of the President until such time as the President resumes his duties, a new President is chosen, or an officer of the Corporation is selected by the Board of Directors to perform the duties of the President.

          SECTION 6.7  PRESIDENT.  The President shall be the Chief Executive
          -----------  ---------
Officer of the Corporation and shall have general responsibility for the management and supervision of the business of the Corporation and corporate policy. The President shall have administrative authority over the business of the Corporation, and shall have such further authority and perform such other duties as may be delegated to him by the Board of Directors.

          SECTION 6.8  VICE PRESIDENT.  Each Executive Vice President, each
          -----------  --------------
Senior Vice President and each other Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors or delegated by the President. In the absence or disability of the President, those powers, duties and functions of the President may be temporarily performed and exercised by such one of the Executive Vice Presidents, Senior Vice Presidents or the other Vice Presidents as shall be expressly designated by the Board of Directors. When more than one Vice President is elected, the Board may specify an order of seniority among such Vice Presidents.

          SECTION 6.9  SECRETARY.  The Secretary shall attend all meetings of
          -----------  ---------
the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for any Board committees when required. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, of the Board of Directors or any Board committees when required, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. The Secretary shall cause to be kept such books and records as the Board of Directors or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the Corporation and its shareholders. The Secretary shall attend to such other correspondence and shall perform such other duties as may be incident to such office or as may be assigned to him by the Board of Directors or the President. The Secretary shall have custody of the seal of the Corporation, shall have the authority to affix the same to any instrument, the execution of which on behalf of the Corporation under its seal is duly authorized, and shall attest the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the same by his signature.

          SECTION 6.10 TREASURER.  The Treasurer shall have charge of and be
          ------------ ---------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall from time to time be selected by the Board of Directors. He shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all such other duties as may be delegated to him by the Board of Directors or the President.

          SECTION 6.11 ASSISTANT VICE PRESIDENT, ASSISTANT SECRETARY AND
          ------------ -------------------------------------------------
ASSISTANT TREASURER. The Assistant Vice President, Assistant Secretary and
- -------------------
Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be delegated to them by the Board of Directors or by the person appointing them. Specifically, the Assistant Secretary may affix the seal of the Corporation to all necessary documents and attest the signature of any officer of the Corporation.

          SECTION 6.12 DELEGATION OF AUTHORITY.  In the case of the absence of
          ------------ -----------------------
any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director.

                                 ARTICLE SEVEN

                                 CAPITAL STOCK

          SECTION 7.1  STOCK CERTIFICATES.  Each shareholder shall be entitled
          -----------  ------------------
to a certificate representing the number of shares of capital stock of the Corporation owned by such person. The certificate shall be in such form as approved by the Board of Directors of the Corporation. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures upon a certificate may be facsimiles. In case any officer who shall have signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer of the Corporation before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued as though the person who signed such certificate had not ceased to be such officer.

          SECTION 7.2  STOCK RECORDS.  Each certificate for shares of Stock in
          -----------  -------------
the Corporation shall be numbered or otherwise identified in the stock records of the Corporation. The Corporation shall keep stock records which shall show the names and addresses of the persons to whom the shares are issued, with the number of shares and date of issuance.

          SECTION 7.3  STOCK TRANSFERS.  Transfers of shares of stock of the
          -----------  ---------------
Corporation shall be made on the stock transfer books of the Corporation only when authorized by the person named in the certificate, or by his legal representative, who shall furnish written evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of this Article and as may otherwise be provided by statute. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. No transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided. The Board of Directors shall have the power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem appropriate.

          SECTION 7.4  RECORD DATES.  The Board of Directors may fix, in
          -----------  ------------
advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend of other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other purpose. Such date in any case shall not be more than 70 days, and in the case of the meeting of shareholders, not less than 10 days, prior to the date on which the particular action, requiring the determination of shareholders is to be taken. Only those shareholders of record on the dates so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

          SECTION 7.5  TRANSFER AGENTS AND REGISTRARS.  The Corporation may have
          -----------  ------------------------------
one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or Secretary may, from time to time, determine. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by the registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

          SECTION 7.6  LOST CERTIFICATES.  The Corporation may issue a new
          -----------  -----------------
certificate of stock in place of any certificate previously issued and alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate and any other conditions as may otherwise be provided by statute.

                                 ARTICLE EIGHT

                              GENERAL PROVISIONS

          SECTION 8.1  REFERENCES.  Whenever in these Bylaws reference is made
          -----------  ----------
to an Article or Section number, such reference is to the number of an Article or Section of the Bylaws. Whenever in the Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation as the same may be amended from time to time. Whenever in the Bylaws reference is made to the Articles of Incorporation, such reference is to the Articles of Incorporation of the Corporation as the same may be amended from time to time.

          SECTION 8.2  REFERENCE TO GENDER.  Whenever in the Bylaws reference is
          -----------  -------------------
made to the masculine gender, such reference shall where the context so requires be deemed to include the feminine gender and the neuter gender, and the Bylaws shall be read accordingly.

          SECTION 8.3  LEGAL RESTRICTIONS.  All matters covered in these Bylaws
          -----------  ------------------
shall be subject to such restrictions as shall be imposed on the Corporation by applicable state and federal statutes, rules and regulations.

          SECTION 8.4  SEAL.  The seal of the Corporation shall be in such form
          -----------  ----
as the Board of Directors may determine from time to time. The seal may be used by causing it or by facsimile thereof to be impressed or affixed or reproduced or otherwise. If it is inconvenient to use such a seal at any time, the signature of the Chairman of the Board, President, Secretary or an Assistant Secretary of the Corporation, followed by the word "Seal" shall be deemed the seal of the Corporation.

          SECTION 8.5  FISCAL YEAR.  The fiscal year of the Corporation shall be
          -----------  -----------
fixed by resolution of the Board of Directors and may be changed from time to time.

          SECTION 8.6  VOTING SHARES IN SUBSIDIARIES.  In the absence of other
          -----------  -----------------------------
arrange-ments by the Board of Directors, shares of stock issued by another corporation and owned or controlled by the Corporation, whether in a fiduciary capacity or otherwise, may be voted by the President of the Corporation or by such other person as the Board of Directors by resolution shall so designate, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the Corporation.

          SECTION 8.7  INSPECTION OF BOOKS.  The Board of Directors shall have
          -----------  -------------------
the power to determine which accounts and books of the Corporation, if any, shall be opened to the inspection of shareholders, except such as may by statute be specifically opened to inspection, and shall have the power to affix reasonable rules and regulations not in conflict with the applicable statute for the inspection of accounts and books which by statute or by the determination of the Board of Directors shall be opened to inspection, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

          SECTION 8.8  CONTRACTS.  No contract or other transaction between
          -----------  ---------
Corporation and any other corporation, partnership or other entity shall be affected or invalidated by the fact that a shareholder, director or officer of the Corporation is a shareholder, director, partner or other officer of, or is interested in, such other corporation, partnership or other entity, and no contract or other transaction between Corporation and any other person shall be affected or invalidated by the fact that a shareholder, director or officer of the Corporation is a party to, or interested in, such contract or transaction; provided that, in each such case, the nature and extent of the interest of such shareholder, director or officer in such contract or other transaction or the fact that such shareholder, director or officer is a shareholder, director, officer, partner or other party of such other corporation, partnership, entity or other person is known to the Board of Directors or is disclosed at the meeting of the Board of Directors at which such contract or the transaction is authorized.

          SECTION 8.9  AMENDMENT OF BYLAWS.  These Bylaws may be altered,
          -----------  -------------------
amended or repealed, or new Bylaws adopted, pursuant to the provisions of the Articles of Incorporation.

                                 ARTICLE NINE

                                INDEMNIFICATION

          SECTION 9.1  INDEMNIFICATION.  Subject to the provisions of the
          -----------  ---------------
Articles of Incorporation, the Corporation shall indemnify any person acting in the capacity of a director or officer of the Corporation to the fullest extent authorized by statute.







          The undersigned, being the duly elected Secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors on the ____ day of ____________, 199__.



                                       _________________________________________
                                       Secretary